UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
DIAMOND TRIUMPH AUTO GLASS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-33572	23-2758853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 Division Street
Kingston, Pennsylvania 18704
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: (570) 287-9915
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On September 30, 2005, Diamond Triumph Auto Glass, Inc., a Delaware Corporation (the “Company”), issued a press release announcing, among other things, that the Company has further extended its cash tender offer for up to $19,000,000 aggregate principal amount of its $72,058,000 outstanding 9 1/4% Senior Notes due 2008 (the “Notes”). The tender offer and consent solicitation, previously scheduled to expire at 9:00 a.m., New York City time, on September 29, 2005, will now expire at 9:00 a.m., New York City time, on October 7, 2005, unless extended or earlier terminated.
     The Company is offering to purchase Notes at a price not less than $730 nor greater than $890 per $1,000 principal amount of Notes, plus accrued and unpaid interest thereon to, but not including, the date of purchase. The actual purchase price will be determined by the “Modified Dutch Auction” procedure described in Diamond Triumph’s Offer to Purchase and Consent Solicitation Statement dated as of August 17, 2005 (the “Statement”).
     The Company also announced a reduction in the minimum tender condition. The tender offer and consent solicitation are now conditioned upon, among other things, not less than $8,000,000 aggregate principal amount of Notes being validly tendered and not validly withdrawn in the tender offer prior to the expiration date, as extended, which is a reduction from the previous condition that not less than $14,000,000 aggregate principal amount of Notes be validly tendered and not validly withdrawn in the tender offer prior to the expiration date.
     On September 15, 2005, the Company previously announced (i) an extension of the expiration date from 9:00 a.m., New York City time, on September 14, 2005 to 9:00 a.m., New York City time, on September 29, 2005, (ii) an increase in the purchase price offered from a purchase price not less than $730 nor greater than $830 per $1,000 principal amount of Notes to a purchase price not less than $730 nor greater than $890 per $1,000 principal amount of Notes, in each case, plus accrued and unpaid interest thereon to, but not including, the date of purchase, and (iii) a decrease in the offer amount from up to $22,000,000 aggregate principal amount of Notes to up to $19,000,000 aggregate principal amount of Notes.
     All other terms and conditions of the tender offer and the consent solicitation remain in full force and effect. The other terms and conditions of the tender offer and consent solicitation are set forth in the Statement previously distributed to all holders of record of the Notes.
     A copy of the press release is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 30, 2005, of Diamond Triumph Auto Glass, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND TRIUMPH AUTO GLASS, INC.

Date: September 30, 2005	By:	/s/ Douglas Boyle

	Name:	Douglas Boyle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Document Description
99.1	Press release, dated September 30, 2005, of Diamond Triumph Auto Glass, Inc.